Gander Mountain, Inc.
                P.O. Box 128, Highway W
               Wilmot, Wisconsin  53192
                Phone:  (414) 862-2331

AT THE COMPANY:                  AT THE FINANCIAL
RELATIONS BOARD:
Kenneth C. Bloom                 Michael Rosenbaum
Executive VP/Chief Financial Officer    875 N. Michigan
Ave., Chicago, IL  60611
(414) 862-3302                   (312) 266-7800


FOR IMMEDIATE RELEASE


          GANDER MOUNTAIN CLARIFIES PREVIOUS
              STATEMENT ON REORGANIZATION


     Wilmot, Wisconsin, December 18, 1996 -- Gander
Mountain, Inc. (Nasdaq Bulletin Board: GNDR), previously announced that it had received clearance from the U.S. Bankruptcy Court in Milwaukee to send its Reorganization Plan, ballots and Disclosure Statement to creditors and shareholders for review and vote.

     The headline of the earlier release, however, may have been interpreted to indicate that the Court had approved the Reorganization Plan. In fact, the court has not acted on the Reorganization Plan and has only approved the Disclosure Statement.

     Gander Mountain, Inc. is a customer-oriented specialty retailer serving the outdoor recreation market. The company is recognized as a leader in providing functional outerwear, footwear and equipment for the hunting, fishing and camping enthusiast.



  For further information on Gander Mountain free of
                    charge via fax,
     dial 1-800-PRO-INFO and enter the number 001.


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